Exhibit 5
                        Venable, Baetjer and Howard, LLP
                        2010 Corporate Ridge, Suite 400
                             McLean, Virginia 22102
                                 (703) 760-1600



                                August 21, 1996


Tysons Financial Corporation
Suite 100
8200 Greensboro Drive
McLean, Virginia  22102

Gentlemen:

                  We have acted as counsel for Tysons Financial Corporation (the "Corporation") in connection with a registration statement on Form S-8 of the Corporation filed with the Securities and Exchange Commission (the "Registration Statement"), pertaining to the registration of 160,058 shares of common stock (par value $5.00 per share) of the Corporation (the "Shares") for issuance and sale pursuant to the Corporation's 1992 Stock Option Plan (the "Plan").

                  In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Articles of Incorporation and By-Laws of the Corporation, as amended and as currently in effect; (iii) certain resolutions of the Board of Directors of the Corporation relating to the issuance of the Shares and the other transactions contemplated by the Registration Statement; (iv) the Plan; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as



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certified or photostatic  copies and the  authenticity  of the originals of such copies. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation and others.

                  Based upon the foregoing, we are of the opinion that when sold, issued and paid for as contemplated in the Registration Statement, the Shares will be validly issued and will be fully paid and nonassessable.

                  The law covered by the opinion set forth above is limited to the law of the Commonwealth of Virginia and the federal law of the United States of America.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ VENABLE, BAETJER AND HOWARD, LLP


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